Exhibit 10.5

BROWN SHOE COMPANY, INC.

INCENTIVE AND STOCK COMPENSATION PLAN OF 2002, as Amended and Restated as of May 22, 2008

1.  PERFORMANCE AWARD AGREEMENT
Fiscal 2011 to 2013

THIS AWARD AGREEMENT, effective March 3, 2011, represents the grant of both Performance Shares ("Performance Shares") and a Cash-Based Award ("Cash Award") (collectively, the "Award") by Brown Shoe Company, Inc. ("Company") to the Participant named below, who has been selected by the Compensation Committee of the Company's Board of Directors (the "Committee") to participate in the 2011 to 2013 Performance Award Plan under the Incentive and Stock Compensation Plan of 2002, as Amended and Restated (the "Plan") of Brown Shoe Company, Inc (the "Company"). Subject to the key terms set forth below and the attached General Terms and Conditions (dated as of March 2011), all of which constitute part of this Agreement, this Award provides:

Participant

Performance Award, being a combination of the following:

Target Share Award - Number of Performance Shares:

shares of Company common stock

Form of Payment: shares of Company common stock

Target Cash-Based Award:

Form of Payment: cash

Performance Period: The Company's Fiscal Years 2011 through 2013

Performance Measures:  As approved by the Committee

Minimum Performance Level:  As approved by the Committee

Maximum Award Value:  150% of Target Award

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of date(s) written below

BROWN SHOE COMPANY, INC.

By:
Sarah E. Stephenson
Vice President, Total Rewards
Date: March 25, 2011

Accepted:
Participant Signature

Date:

PERFORMANCE AWARD 2011 to 2013
General Terms and Conditions (as of March 2011)

Incentive and Stock Compensation Plan of 2002,
as Amended and Restated as of May 22, 2008

The parties hereto agree as follows:

1.   Performance Period.  The Performance Period shall be as specified on the executed cover page of this Award.

2.   Value of Award.  The Award shall represent and have a Maximum Award Value as specified on the executed cover page of this Award.

3.   Earning the Award; Certification of Performance and Percent Earned.  The Award shall be “earned” following the end of the Performance Period, as of the date the Committee shall determine and certify: (a) whether the Minimum Performance Level has been satisfied; (b) and if so, the percent of the Award that has been earned in accordance with the Performance Payoff Profile (on Attachment A) (the “Percent Earned”), but in no event  more than the Maximum Award Value; and provided that the determinations pursuant to (a) and (b) shall be subject to the Committee’s right to exercise its discretion to reduce the Company’s level of performance based on the quality of earnings.  All calculations as to the Performance Measures shall be subject to the Committee’s right, pursuant to Section 14.2 of the Plan, to make adjustments for unusual or nonrecurring events.

4.   Amount Payable and Payment of the Award.
    (a)    Unless this Award is sooner terminated in accordance with Section 5, an earned Award (as provided in Section 3) shall be payable within sixty (60) days following completion of the Performance Period.  Subject to Section 5(b) and in accordance with Section 5(c), this Award shall not be payable and shall be forfeited if Participant terminates employment with the Company prior to the date that the Award payment is made to the Participant.

    (b)    The amount payable to the Participant shall be determined by multiplying the Percent Earned by the Target Award specified, subject to the Committee’s right to exercise discretion as provided in Section 12.

    (c)     Unless otherwise specified on the executed cover page of this Award, payment of the earned Performance Shares shall be made in shares of the Company’s Common Stock, and payment of the earned Cash Award shall be made in cash.

5.   Termination Provisions
    (a)    If, pursuant to Section 3, the Committee certifies that the Minimum Performance Level has not been achieved, this Award shall immediately terminate and no longer be of any effect.

    (b)    If Participant’s employment is terminated during the Performance Period by reason of death, Disability, Retirement or Early Retirement (as defined in the Plan), the Committee, in its sole discretion, shall determine whether the Participant (or Participant’s beneficiary in the event of death) shall be eligible to receive any payment under this Award.  If payment of this Award is approved by the Committee, such payment shall be pro-rated based on the number of full months of continued active employment by Participant during the Performance Period as a percent of the total number of months in the Performance Period; the amount payable shall be based on the Percent Earned; and payment shall be made pursuant to Section 4 at the same time as payment of other awards for the same performance period are made to other eligible participant who did not terminate employment during the Performance Period.  Notwithstanding the foregoing, in the event of Participant’s termination due to death or Disability, if approved by the Committee, such pro-rated payment may be made prior to expiration of the Performance Period, with calculation of and timing of the payment amount to be determined by the Committee.

    (c)    Except as provided in subsection 5(b), a Participant shall be eligible for payment of the earned Award, as specified in Section 3, only if the Participant remains continuously employed by the Company from the date of this Agreement, through the end of the Performance Period and continuing thereafter until the date the Awards is actually paid.

6.   Dividends.  The Participant shall have no right to any dividends that may be paid with respect to shares of Company stock until any such shares are vested.

7.   Change in Control.  If a Participant is employed by the Company on the date of a Change in Control, subject to Article 2.7 and Article 13 of the Plan, in the event of the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange, the Award shall be deemed to have been fully earned for the entire Performance Period and fully vested as of the effective date of the Change in Control; and based upon an assumed achievement of all relevant targeted performance goals, the Award shall be payable in the amounts or at the level provided by the above-referenced provisions of the Plan within thirty (30) days following the effective date of the Change in Control

8.   Recapitalization.  Subject to Article 4.2 of the Plan, in the event that there is any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class and/or price of the Company’s Common Stock subject to this Award, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Performance Shares subject to this Award shall always be a whole number.

9.   Tax Withholding.  The Committee shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Award.  In satisfaction of such requirements, subject to the approval of the Committee, the Participant may elect, within an election period specified by the Company, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from the payment of the Award: (a) shares of Company Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction (“Withholding Amount”); and/or (b) cash equal to the Withholding Amount on the Cash component; (c) a combination of (a) and (b).  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

10.   Clawback.  Any payouts will be subject to recovery if it is determined that the Participant personally and knowingly engaged in practices that materially contributed to the circumstances that led to the restatement of the Company’s financial statements.

11.   Nontransferability.  This Agreement as well as the rights granted thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

12.   Administration.
    (a)    This Award and the rights of the Participant hereunder are subject to all terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

    (b)    If there is any inconsistency between the terms of this Award and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

13.   Miscellaneous
    (a)   This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate his or her employment at any time.

    (b)    The Committee and/or the Company’s Board of Directors may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement without the Participant’s written consent.

    (c)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    (d)    To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the substantive laws of the State of Missouri without regard to conflicts of laws principles, which might otherwise apply.  Any litigation arising out of, in connection with, or concerning any aspect of the Plan or this Agreement shall be conducted exclusively in the State or Federal courts in Missouri.